Exhibit 4.1

EXECUTION COPY
     EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of January 16, 2007, to the Indenture dated as of December 6, 1995 (as amended and supplemented to the date hereof, the “Indenture”), by and among EOP Operating Limited Partnership (as successor to Spieker Properties, L.P.), a Delaware limited partnership (the “Issuer”), Equity Office Properties Trust (as successor to Spieker Properties, Inc.), a Maryland real estate investment trust (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer, the Company and the Trustee have heretofore executed and delivered the Indenture, and the Issuer has issued pursuant to the Indenture, among other securities, the following outstanding securities: 6.75% Notes due 2008 (the “6.75% Notes”), 7.125% Notes due 2009 (the “7.125% Notes”), 7.25% Notes due 2009 (the “7.25% Notes”), 7.65% Notes due 2010 (the “7.65% Notes”), 7.35% Debentures due 2017 (the “7.35% Debentures”) and 7.50% Debentures due 2027 (the “7.50% Debentures” and together with the 6.75% Notes, the 7.125% Notes, the 7.25% Notes, the 7.65% Notes and the 7.35% Debentures, each “a series of Notes” and collectively the “Notes”);
     WHEREAS, Section 902 of the Indenture provides that the Issuer, the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of any series the outstanding Notes affected by such supplemental indenture, enter into a supplemental indenture for the purpose of amending certain provisions of (i) the Indenture and (ii) such series of the Notes;
     WHEREAS, in connection with the mergers, including the merger of the Company with Blackhawk Acquisition Trust, a Maryland real estate investment trust, with Blackhawk Acquisition Trust continuing as the surviving real estate investment trust (the “EOPT Merger”), contemplated by the Agreement and Plan of Merger dated as of November 19, 2006, as amended to the date hereof, among the Company, the Issuer, Blackhawk Parent LLC, a Delaware limited liability company, Blackhawk Acquisition Trust and Blackhawk Acquisition, L.P., a Delaware limited partnership, the Issuer has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of December 26, 2006 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal, dated as of December 26, 2006 (as the same may be amended or supplemented from time to time, the “Consent and Letter of Transmittal” and, together with the Statement, with respect to the Notes, the “Offers”), from each Holder of the Notes;
     WHEREAS, in connection with the Offers, the Issuer has sought consents from Holders to certain amendments to the Indenture with respect to each series of Notes and to each series of the Notes as set forth in Article Two and Article Three of this Eighteenth Supplemental Indenture (the “Amendments”);

     WHEREAS, the Issuer has received consents from Holders of not less than a majority of the outstanding principal amount of each series of the Notes to effect the Amendments;
     WHEREAS, the Issuer and the Company have been authorized by resolution to enter into this Eighteenth Supplemental Indenture; and
     WHEREAS, all other acts and proceedings required by law and by the Indenture to make this Eighteenth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Company and the Trustee hereby agree as follows:
ARTICLE ONE
     SECTION 1.01. Definitions.
     Capitalized terms used in this Eighteenth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
     SECTION 2.01. Amendment of Certain Provisions in Article One.
     Section 101 is amended by deleting from such Section those defined terms that, by virtue of the Amendments effected by this Eighteenth Supplemental Indenture, are no longer used in the Indenture or any series of Notes as amended hereby.
     SECTION 2.02. Amendment of Certain Provisions in Article Five.
     (a) Section 501 of the Indenture is amended by deleting the text of clauses (4) and (5) in their entirety and inserting “[intentionally omitted]” in lieu thereof.
     (b) Section 501 of the Indenture is further amended by deleting the words “or any Significant Subsidiary” in clauses (6) and (7).
     SECTION 2.03. Elimination of Certain Provisions in Article Seven.
     Section 703 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     SECTION 2.04. Amendment of Certain Provisions in Article Eight.
     (a) Section 801 of the Indenture is amended by deleting it in its entirety and replacing it with the following:

“SECTION 801. CONSOLIDATION AND MERGER OF ISSUER AND SALE, LEASE AND CONVEYANCE PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other Person, provided that in any such case, either the Issuer shall be the continuing Person, or the successor (if other than the Issuer) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1009) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer by supplemental indenture, complying with Article Nine thereof, executed and delivered to the Trustee by such Person.
     For the purposes of this Section 801, the term “Person” includes an entity in the form of a limited liability company.”
     (b) Section 802 of the Indenture is amended by deleting it in its entirety and replacing it with the following:
“Section 802. RIGHTS AND DUTIES OF SUCCESSOR PERSON. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party for the first part, and the predecessor Person, except in the event of a lease, shall be relieved from any further obligation under this Indenture and the Securities. Such successor Person thereupon may be caused to be signed, and may issue either in its own name or in the name of the Issuer, any and all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor Person, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
In case of any consolidation, merger, sale, lease or conveyance, such changes in language and form (but not substance) may be made in the Securities thereafter to be issued as may be appropriate.
For the purposes of this Section 802, the term “Person” includes an entity in the form of a limited liability company.”
     SECTION 2.05. Elimination of Certain Provisions in Article Ten.
     (a) Section 1004 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (b) Section 1006 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (c) Section 1007 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (d) Section 1008 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     SECTION 2.06. Amendment of Certain Provisions in Article Fourteen.
     (a) Section 1404 is amended by deleting the text of clause (a) in its entirety and replacing it with the following:
     (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.
     (b) Section 1404 is amended by deleting the text of clauses (b), (c), (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu of the text of each of these clauses.
SECTION 2.07. Amendment of Certain Provisions in Article One of Supplemental Indentures (for each Series of Notes other than the
7.50% Debentures).
     Section 101 of the Supplemental Indenture relating to each Series of Notes (other than the 7.50% Debentures) is amended by deleting the text of clause 14(B) in its entirety and inserting "[intentionally omitted]” in lieu thereof.
     SECTION 2.08. Amendment of Certain Provisions in Article Two of the Supplemental Indenture relating to the 7.50% Debentures.
     Section 202 of the Ninth Supplemental Indenture dated as of September 29, 1997 is amended by deleting the text of clause 14(B) in its entirety and inserting “[intentionally omitted]” in lieu thereof.
ARTICLE THREE
     SECTION 3.01. Elimination of Certain Provisions in the Notes.
The Notes are deemed to be amended as follows:
     (a) Each Note other than the 7.50% Debentures is deemed amended by the insertion of the following text on the reverse of the Note:
          “Notwithstanding anything to the contrary contained herein, the terms of the Indenture and this [Note][Debenture] have been amended and the following provisions of the Indenture, and the corresponding provisions of this [Note][Debenture], are no longer applicable to this Note: clauses (4) and (5) of Section 501; references to “Significant Subsidiaries” in clauses (6) and (7) of

Section 501; Section 703; Section 1004; Section 1006; Section 1007; Section 1008; clauses (b), (c), (d) and (e) of Section 1404 and clause 14(B) of Section 101 of the Supplemental Indenture relating to this [Note][Debenture]. . In addition, Section 801, Section 802 and Section 1404(a) of the Indenture have been amended.”
     (b) Each 7.50% Debenture is deemed amended by the insertion of the following text on the reverse of the Debenture:
          “Notwithstanding anything to the contrary contained herein, the terms of the Indenture and this Debenture have been amended and the following provisions of the Indenture, and the corresponding provisions of this Debenture, are no longer applicable to this Debenture: clauses (4) and (5) of Section 501; references to “Significant Subsidiaries” in clauses (6) and (7) of Section 501; Section 703; Section 1004; Section 1006; Section 1007; Section 1008; clauses (b), (c), (d) and (e) of Section 1404 and clause 14(B) of Section 202 of the Supplemental Indenture relating to this Debenture. In addition, Section 801, Section 802 and Section 1404(a) of the Indenture have been amended.”
ARTICLE FOUR
SECTION 4.01. Effectiveness of Eighteenth Supplemental Indenture; Operation of Amendments to Indenture and the Notes.
     This Eighteenth Supplemental Indenture shall be effective upon its execution by the parties hereto. The Amendments set forth in Articles Two and Three hereof will only become operative with respect to a series of Notes concurrently with the consummation of the EOPT Merger, provided that all validly tendered Notes of such series are accepted for purchase pursuant to the applicable Offer upon consummation of the EOPT Merger.
     SECTION 4.02. Severability.
     In case any provision in this Eighteenth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 4.03. Continuing Effect of Indenture.
     Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

     SECTION 4.04. Construction of Eighteenth Supplemental Indenture.
     This Eighteenth Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS EIGHTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 4.05. Trust Indenture Act Controls.
     If any provision of this Eighteenth Supplemental Indenture limits, qualifies or conflicts with another provision of this Eighteenth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Eighteenth Supplemental Indenture is executed, the provision required by said Act shall control.
     SECTION 4.06. Disclaimer.
     The recitals contained in this Eighteenth Supplemental Indenture shall be taken as the statements of the Issuer and the Company. The Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighteenth Supplemental Indenture.
     SECTION 4.07. Counterparts.
     This Eighteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP
By:	Equity Office Properties Trust, as General Partner

By	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary

EQUITY OFFICE PROPERTIES TRUST

By	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President